Exhibit 107
Calculation of Filing Fee Tables
Form S-3
(Form Type)

Avalo Therapeutics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee (3)
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.001 per share
	Equity	Preferred Stock, par value $0.001 per share
	Debt	Debt Securities
	Other	Warrants
	Other	Units
	Unallocated (Universal) Shelf	—	457(o)	(1)	(2)	$375,000,000	0.00011020	$41,325
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	—	—	—	—	—	—		—
	Total Offering Amounts					$375,000,000	0.00011020	$41,325
	Total Fees Previously Paid					—		$0
	Total Fee Offsets					—		$0
	Net Fee Due							$41,325

(1) There are being registered under this registration statement such indeterminate number of shares of common stock, preferred stock, debt securities, warrants and/or units of the registrant as shall have an aggregate initial offering price not to exceed $375,000,000. Any securities registered under this registration statement may be sold separately or as units with other securities registered under this registration statement. The securities registered also include such indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold hereunder. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities. The amount of each class of securities being registered under this registration statement is not specified pursuant to General Instruction II.D. of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”). In addition, pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of securities as may be issued with respect to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) The proposed maximum offering price per unit or security will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b. to the Calculation of Filing Fee Tables and Related Disclosure on Item 16(b) of Form S-3 under the Securities Act.

(3) Estimated in accordance with Rule 457(c) under the Securities Act.